UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02       Unregistered Sales of Equity Securities

As previously reported on the Current Report on Form 8-K filed by CannaVEST Corp. (the “Company”) with the Securities and Exchange Commission on November 13, 2013, on November 7, 2013, the Board of Directors of the Company unanimously approved the terms of an offering whereby the Company intends to sell up to $10 million of its restricted common stock in a private placement to accredited investors at a price per share of $1.00 (the “Offering”). Pursuant to the terms of the Offering, the Company and investors will execute a Registration Rights Agreement whereby the Company will be obligated to file a registration statement with the Securities and Exchange Commission seeking to register the shares sold in the Offering for resale.

On November 15, 2013, the Company sold an aggregate of 1,200,000 shares of its restricted common stock pursuant to the Offering to two investors for an aggregate purchase price of $1,200,000. The issuance of the shares in connection with the Offering was exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer